Exhibit 1.4

DISTRIBUTION AGREEMENT

                         , 2004

Attention:

Ladies and Gentlemen:

                    , a [Delaware] corporation (the “Company”), confirms its agreement with                     , as agent (“you” or “            ”) with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, up to an aggregate of                      shares (the “Maximum Number of Shares”) of common stock, $[0.01] par value per share (the “Common Stock”), of the Company. Such shares are hereinafter collectively referred to as the “Shares.” The Shares are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No.                    ) for the registration of at least the Maximum Number of Shares, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), and the offering of the Shares from time to time in accordance with Rule 415 under the Act, and if necessary, the Company will file such post-effective amendments thereto as may be required prior to any sale of Shares by the Company. Such registration statement, including the form of prospectus contained therein (the “Prospectus”) (as so amended, if applicable) has been declared effective by the Commission and is referred to herein as the “Registration Statement.” All references to the “Registration Statement” and the “Prospectus” also shall be deemed to include all documents incorporated therein by reference pursuant to item 12 of Form S-3 under the Act prior to any delivery by the Company of any Transaction Notice (as defined herein); provided, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then, after such filing, all references to the “Registration Statement” also shall be deemed to include the Rule 462(b) Registration Statement. A “preliminary prospectus” shall be deemed to refer to any prospectus furnished by the Company after the Registration Statement became effective which omitted information to be included in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and              agree as follows:

1. Issuance and Sale.

(a)

Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein and provided the Company provides              with any due diligence materials and information reasonably requested by              necessary for              to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, (A) with respect to purchases by              as principal, the Company and              shall enter into an agreement in accordance with Section 3 hereof regarding the number of Shares to be purchased by              and the manner in which and the other terms upon which such sale is to occur (each such transaction being referred to as a “Principal Transaction”), and (B) with respect to sales by              as agent, the Company and              shall enter into an agreement in accordance with Section 3 hereof regarding the number of Shares to be placed by              and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction” and references herein to a “Transaction” shall mean a Principal Transaction or an Agency Transaction, as the context may require). As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x)             , 200    , (y) the date on which the Maximum Number of Shares have been issued and sold pursuant to this Agreement and (z) the termination of this Agreement pursuant to Section 9 or 10 (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the Nasdaq National Market System.

(b)	Subject to the terms and conditions set forth below, the Company appoints as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). The Company and agree that any Shares, the placement of which arranges, shall be placed by in reliance on the representations, warranties, covenants and agreements of the Company contained herein and shall be subject to the terms and conditions set forth herein and in the applicable Transaction Notice. Neither the Company nor shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through , and shall be obligated to endeavor, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by and accepted by the Company as provided in Section 3 below.

(c)	Except in the case of an Agency Transaction executed pursuant to Section 1(d) below, following acceptance of a Transaction Notice by the Company, will communicate to the Company, orally, each offer to purchase Shares solicited by on an agency basis. Notwithstanding the foregoing, shall have the right, in its sole discretion, reasonably exercised, to reject any offer to purchase Shares, as a whole or in part, by persons solicited by and any such rejection shall not be deemed a breach of ’s agreement herein. The Company may accept or reject any proposed offer to purchase Shares, in whole or in part, and no such rejection shall be deemed a breach of the Company’s agreement herein.

(d)	The Company and may agree that the Shares to be placed by in an Agency Transaction shall be sold in a manner constituting an “at-the-market offering” as defined in Rule 415 promulgated under the Act. In such case, will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Agency Transaction Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 3(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)	shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Shares has been solicited by and accepted by the Company. If the Company shall default on its obligation to deliver Shares to a purchaser whose offer it has accepted, the Company shall (i) hold harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to any fee to which it would otherwise be entitled in connection with such sale.

2. Purchases as Principal.

(a)	Any purchases of Shares to be made by in a Principal Transaction shall be expressly agreed on by the Company and pursuant to a Transaction Notice. Except to the extent otherwise agreed in writing by , ’s commitment to purchase Shares as principal shall be deemed to have been made on the basis of the representations, warranties and covenants contained herein and shall be subject to the terms and conditions set forth herein and in the applicable Transaction Notice.

(b)

For each Principal Transaction, the Company shall sell to             , and              agrees to purchase from the Company, the number of Shares determined in the manner and on the terms set forth below and in the applicable Transaction Notice.              intends to resell the Shares purchased under this Agreement in transactions constituting an “at-the-market offering” as defined in Rule 415 promulgated under the Act or in such other manner as may be provided in the Prospectus and agreed in the applicable Transaction Notice, and may engage in sales of Common Stock, on the Purchase Date (as defined below) for any Shares deliverable pursuant to a Transaction Notice.

(c)	Neither the Company nor shall have any obligation to enter into a Principal Transaction. The Company shall be obligated to sell Shares to , and shall be obligated to purchase Shares from the Company only if and when a Transaction Notice related to such a Principal Transaction has been delivered by and accepted by the Company as provided in Section 3 below, and upon the terms and subject to the conditions set forth herein and in the applicable Transaction Notice.

3. Transaction Notices.

(a)	The Company may, from time to time during the Term, propose to that they enter into an Agency Transaction or Principal Transaction to be executed on a specified Exchange Business Day. If agrees to the terms of such proposed Transaction or if the Company and mutually agree to modified terms for such proposed Transaction, then shall promptly send to the Company a notice, substantially in the form of Exhibit A hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Transaction. If the Company wishes such proposed Transaction to become a binding agreement between it and , the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to or sending a written notice to (by any means permissible under Section 12 hereof) indicating its acceptance. The terms reflected in a Transaction Notice shall become binding on and the Company only if accepted by the Company no later than the times specified in Section 3(b) below. Each Transaction Notice shall specify, among other things:

(i) whether the Transaction is an Agency Transaction or a Principal Transaction;

(ii) the Exchange Business Day on which the Shares subject to such Agency or Principal Transaction are intended to be sold (the “Purchase Date”);

(iii) the number of Shares that the Company intends to sell (the “Specified Number of Shares”) on such Purchase Date, which shall be no less than 5% and no more than 25% of the average daily trading volume in the Common Stock on the Exchange for the thirty (30) Exchange Business Days preceding the date of delivery of the Transaction Notice;

(iv) whether the Company will grant              the right to elect to purchase additional Shares in accordance with Section 3(c) below;

(v) in the case of a purchase of Shares by              acting as principal, whether              shall have the option referred to in Section 3(c) below to increase the number of Shares to be sold by the Company and purchased by              acting as principal on such Purchase Date; and

(vi) the lowest price (if any) at which the Company shall be obligated to sell Shares in such Transaction (a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, results in a total that exceeds the Maximum Number of Shares. The Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. There shall be no more than one Transaction Notice and one related Transaction with respect to any Purchase Date. A Transaction Notice conforming to the foregoing requirements, once accepted by the Company, shall be irrevocable, and the Company shall be obligated to sell the Specified Number of Shares (subject to increase pursuant to Section 3(c) below) and              shall be obligated, subject to the terms of and satisfaction of the conditions set forth in this Agreement and such Transaction Notice, including but not limited to Section 1(e) above and Section 3(f) below, to (x) in Agency Transactions, use its commercially reasonable efforts to solicit offers for the Shares, and (y) in Principal Transactions, purchase such Shares in accordance with the terms and conditions of this Agreement and such Transaction Notice. Notwithstanding the foregoing, if the terms of any Agency Transaction or Principal Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and              shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b)	The Purchase Date in respect of the Shares deliverable pursuant to any Transaction Notice shall be the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 p.m. (New York time on such acceptance date); provided that if a Transaction Notice is accepted prior to 8:30 a.m. (New York time) on an Exchange Business Day (or by such later time as may agree in its sole discretion), the Purchase Date in respect of such Shares shall be such date of acceptance. For Principal Transactions, the price per Share to be paid by to the Company for the purchase of any such Shares pursuant to this Agreement shall be the volume weighted average price of the Shares as reported by Bloomberg LP for the relevant Purchase Date (“VWAP”) or such other price per Share based on VWAP as may be agreed upon between the Company and in the Transaction Notice (the “Principal Transaction Gross Sale Price”), less ’s commission of % of the Principal Transaction Gross Sale Price for all Shares sold and purchased as principal on such Purchase Date (including for any Shares sold and purchased upon exercise of any option granted pursuant to Section 3(c) below) (the Principal Transaction Gross Sale Price less ’s commission is referred to herein as the “Net Sale Price”). For Agency Transactions, the commission shall be % of the actual sales price of the Shares (the “Agency Transaction Gross Sales Price”, and together with the Principal Transaction Gross Sales Price, the “Gross Sale Price”).

(c)	If specified in a Transaction Notice for a Principal Transaction, will have the option to elect, by notice to the Company delivered not later than 4:30 p.m. (New York time) on the relevant Purchase Date, to increase the number of Shares to be sold by the Company and purchased by acting as principal on such Purchase Date, provided that such number of Shares to be sold by the Company on any Purchase Date pursuant to this Section 3(c) shall not exceed two times the Specified Number of Shares; and provided further that such number of Shares to be sold by the Company, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, shall not exceed the Maximum Number of Shares. The Specified Number of Shares to be sold by the Company on any Purchase Date, as it may be increased pursuant to this paragraph (c), is hereinafter referred to as the “Purchased Number of Shares” in respect of such Purchase Date.

(d)	If the Purchased Number of Shares for any Purchase Date exceeds 50% of the total number of shares of Common Stock traded on the Exchange during regular trading hours on the Purchase Date, may, at its option, elect to reduce the Purchased Number of Shares to 50% of such total number of shares traded. In the event that has elected to purchase Shares pursuant to Section 3(c) above, any reduction in Shares required by this Section 3(d) shall be first made from such Shares.

(e)

Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to                     , ABA #                    , Credit account name:                     , credit account number:                     , further credit account name:             , further credit account number:              against delivery of such Shares to: (x) the accounts specified in writing by              for sales made by              acting as agent, or (y)              through the facilities of the Depository Trust Company for purchase from the Company by              acting as principal. Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third

Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (the “Closing Date”). If the Company fails for any reason to make timely delivery of such Shares, the Company shall indemnify              and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that              may incur as a result of such failure.

(f)	If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Transaction, and thereafter determines and notifies the Company that the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell to or through , and shall not be obligated to purchase or place, the Specified Number of Shares for such Transaction, except that may, at its option, elect to have the Gross Sales Price for such Transaction equal such Floor Price in which case the parties shall be obligated to consummate such Transaction on that basis.

4. Representations and Warranties of the Company. The Company represents and warrants to             , on and as of (i) the date hereof, (ii) each date on which the Company delivers a Transaction Notice to             , (iii) each Purchase Date, (iv) each Closing Date and (v) each date on which the Registration Statement or the Prospectus is amended or supplemented or there is filed by the Company with the Commission any document incorporated by reference into the Prospectus (each such date listed in (i) through (v), a “Representation Date”) that:

(a)	the Company meets the requirements for use of Form S-3 under the Act; the Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with; the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) comply in all material respects with the requirements of the Act and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; each preliminary prospectus and the Prospectus delivered to for use in connection with the offering of Shares are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and neither the Prospectus nor any amendment or supplement thereto includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by expressly for use in the Registration Statement or the Prospectus;

(b)	the documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and, when read together with the other information in the Prospectus, at the date of the Prospectus and at each Representation Date, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)

as of the date of this Agreement the Company has, and as of each Representation Date the Company will have, an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company (including the

Common Stock) and, to the Company’s knowledge, the Subsidiaries (as defined below), have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(d)	the Maximum Number of Shares is less than 10% of the aggregate market value of the Company’s outstanding voting stock held by non-affiliates of the Company (calculated as of a date within 60 days prior to the date of the filing of the Registration Statement);

(e)	except as disclosed in the Registration Statement, each of the Company and each subsidiary of the Company set forth on Schedule I hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or formed (as the case may be) and is validly existing as a corporation and is in good standing under the laws of its respective jurisdiction of incorporation with all requisite entity power and authority to own, lease and operate its respective properties and to conduct its respective business as conducted and as proposed to be conducted as described in the Registration Statement and Prospectus;

(f)	each of the Company and the Subsidiaries is duly qualified or registered to do business as a foreign entity in good standing in each jurisdiction in which it conducts its respective business as conducted, and as proposed to be conducted as described in the Registration Statement and Prospectus, where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on the business, prospects, properties, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”);

(g)	the Company has no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) other than the Subsidiaries; other than the Subsidiaries the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity;

(h)	complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiaries and all amendments thereto have been delivered to or included in the Registration Statement, and except as set forth in the Registration Statement no changes therein will be made during the term of this agreement;

(i)	except as disclosed in the Registration Statement, all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise described in this Section 4(i)) are owned by the Company subject to no security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claim (collectively, “Encumbrance”);

(j)	except as disclosed in the Registration Statement, the Company and each of the Subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments;

(k)

except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries is in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), under (a) its respective certificate of incorporation, charter, formation documents or by-laws or (b) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound, except in the case of clause (b), for such breaches or defaults as would not have, or reasonably be expected to have, a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) (i) any provision of the articles of incorporation, charter, formation documents or by-laws of the Company or any of the Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clauses (ii) and (iii) for such conflicts, breaches, or defaults, individually or in the aggregate, as would not have, or reasonably be expected to have, a Material Adverse Effect;

(l)	the Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

(m)	the Shares have been duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued and fully paid and non-assessable, free and clear of any Encumbrance (other than any Encumbrance that may be created by the purchaser of such Shares); the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Shares will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented; no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement; no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company;

(n)	there are no contracts, agreements or understandings between the Company or its Subsidiaries and any person or entity granting such person or entity the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities or shares of capital stock of the Company upon the issue and sale of the Shares to hereunder, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived before the date hereof;

(o)	the form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the charter and bylaws of the Company and the requirements of the Exchange (if any);

(p)	no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares, other than (x) such as have been obtained, or will have been obtained on the relevant Closing Date under the Act or the 1934 Act, (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Exchange and (z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by ;

(q)	, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and Prospectus,

are and were during the periods covered by their reports independent public accountants as required by the Act;

(r)	each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, unless the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have, or reasonably be expected to have, a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would have, or would reasonably be expected to have, a Material Adverse Effect;

(s)	the paper format of the Prospectus and any prospectus supplement filed in connection with this Agreement that are delivered to for use in connection with any Transactions occurring hereunder will be identical in all material respects to the respective versions of the Prospectus and such prospectus supplement created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(t)	all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required (including incorporation by reference to filings made by the Company with the Commission);

(u)	except as disclosed in the Registration Statement, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, which, if determined adversely to the Company or any of its Subsidiaries, could result in a judgment, decree or order which could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(v)	the consolidated financial statements of the Company and the Subsidiaries and the schedules thereto included or incorporated in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the information required to be shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or Prospectus; any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein; and all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(w)	subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement and Prospectus, (A) any transaction which is material to the Company or the Subsidiaries, taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (B) any obligation, direct or contingent, which is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries (other than shares of Common Stock issued upon the exercise of employee or director stock options and other than repayments and reborrowings under the Company’s revolving line of credit), (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company [(other than the Company’s regular quarterly cash dividends)] or (E) any other material information required to be publicly disclosed prior to the issuance of any Shares in accordance with the 1933 Act or the 1934 Act or the rules and regulations promulgated thereunder. Neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement;

(x)	the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13, 14, 15(d) of the 1934 Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b-25(b) under the 1934 Act (“Rule 12b-25(b)”) with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b);

(y)	the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(z)	except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, or (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(aa)	each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(bb)	the Company (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the rules and regulations thereunder, and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the National Association of Securities Dealers, Inc. (“NASD”);

(cc)	the Company has not relied upon or legal counsel for for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(dd)

to the Company’s knowledge, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or such Subsidiary, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity;

(ee)	no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus that is not so described;

(ff)	with such exceptions as would not have, or would not reasonably be expected to have, a Material Adverse Effect, the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects of title, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and binding leases, with such exceptions as are disclosed in the Registration Statement or Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

(gg)	the Company and its Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(hh)	to the best of the Company’s knowledge, the Company and each Subsidiary owns or possesses sufficient legal rights to use all patents, trademarks, service marks, tradenames, copyrights, trade secrets and licenses necessary for its business as now conducted. Except as set forth in the Registration Statement or Prospectus, neither the Company nor any Subsidiary has received any notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any intellectual property rights that would be reasonably likely to cause a Material Adverse Effect;

(ii)

the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company and its Subsidiaries and any of their officers and directors, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(jj)	each of the Company and the Subsidiaries have filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if, determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities;

(kk)	Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

(ll)	neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any agent, officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) received or retained any funds in violation of law or of a character required to be disclosed in the Prospectus;

(mm)	with respect to the offering(s) contemplated hereby, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed any offering material in connection with the offer and sale of the Shares, other than the Prospectus, Registration Statement and other materials permitted by the Act or the rules and regulations promulgated thereunder;

(nn)	the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;

(oo)	any certificate signed by any officer of the Company or any Subsidiary delivered to or to counsel for pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to as to the matters covered thereby.

5. Certain Covenants of the Company. The Company hereby agrees with             :

(a)	before amending or supplementing the Registration Statement or the Prospectus, or during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Act, to furnish to a copy of each such proposed amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission and the Company will consider in good faith any comments with respect thereto submitted by prior to the filing of any such proposed amendment or filing;

(b)	to make no post-effective amendment or supplement to the Registration Statement or the Prospectus which shall have been disapproved by by notice in writing to the Company after notice thereof and reasonable opportunity to review and comment thereon;

(c)	to prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by and to file such Prospectus Supplement pursuant to, and within the time periods required by, Rule 424(b) under the Act and to provide copies of the Prospectus and such Prospectus Supplement to via e-mail in “.pdf” format on such filing date to an e-mail account designated by and, at ’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market;

(d)	to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise , promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, or the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplementation of the Registration Statement or Prospectus or for additional information; and

(e)	in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

(f)	to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(g)	to make available to at its offices in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to , as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as may reasonably request for the purposes contemplated by the Act; and for so long as this Agreement is in effect, the Company will prepare and file promptly, subject to Section 5(b) hereof, such amendment or amendments to the Registration Statement, the Prospectus and the Prospectus Supplement as may be necessary to comply with the requirements of Section 10(a)(3) of the Act;

(h)	to furnish or make available to during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to from time to time during the term of this Agreement such other information as may reasonably request regarding the Company or the Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of , as applicable;

(i)	if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act, immediate notice shall be given, and confirmed in writing, to to cease the solicitation of offers to purchase the Shares in ’s capacity as agent and to cease sales of any Shares may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements;

(j)	to generally make available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) under the Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares;

(k)	to furnish to two signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein;

(l)	to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(m)	the Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(n)

except as otherwise agreed between the Company and             , to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to              and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to              (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for              in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to             , (v) the listing of the Shares on the Exchange and any registration thereof under the 1934 Act, (vi) any filing for review of the public offering of the Shares by the NASD, (vii) the fees and disbursements of counsel to the

Company and the fees and disbursements of counsel to              in connection with the negotiation and completion of this Agreement (which shall include all matters required to be completed as conditions precedent to the parties agreeing to and executing the initial Transaction hereunder) and (viii) the performance of the Company’s other obligations hereunder; provided that              shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, and legal costs of              other than as specifically provided above;

(o)	with respect to the offering(s) contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Prospectus, Registration Statement and other materials permitted by the Act or the rules and regulations promulgated thereunder;

(p)	During the Purchase Date for each Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of , other than the Shares to be sold hereunder and any shares of Common Stock of the Company issued upon the exercise of options granted under existing employee stock option plans;

(q)	to use its reasonable best efforts to cause the Shares to be listed on the Exchange;

(r)	to use its best efforts to satisfy, or cause to be satisfied, the conditions set forth below in Section 6 on or in respect of each Closing Date hereunder; and

(s)	to advise promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to pursuant to this Agreement.

6. Execution of Agreement.             ’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:

(a)	the Company shall have delivered to :

(i) an officer’s certificate signed by two of its executive officers certifying as to the matters set forth in Exhibit B hereto;

(ii) an opinion of                                     , counsel for the Company, addressed to              and dated the date of this Agreement, as to the matters set forth in Exhibit C hereto, with only such departures from such form as                                 , counsel for             , shall have approved;

(iii) a letter of [insert name of independent public accountants of Company], dated the date of this Agreement and addressed to             , in a form reasonably satisfactory to              and its counsel;

(iv) evidence reasonably satisfactory to              and its counsel that the Registration Statement has become effective;

(v) evidence reasonably satisfactory to              and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance at or before the time of purchase on the relevant Purchase Date;

(vi) resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares; and

(vii) such other documents as              shall reasonably request; and

(b)	shall have received the favorable opinion of as to the matters set forth in Exhibit D hereto.

7. Additional Covenants of the Company. The Company further covenants and agrees with              as follows:

(a)	Each acceptance of a Transaction Notice by the Company shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of the consummation of the purchase by (subject only to Section 5(h) above), and at the time of delivery to of Shares pursuant to the Transaction Notice, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to the time of such Transaction Notice); on each date during any period of time in which either a Transaction Notice is in effect or a Prospectus relating to the Shares is required to be delivered under the Act, the Company shall be deemed to affirm that the representations and warranties of the Company herein contained and contained in any certificate delivered to pursuant hereto are true and correct as though made at and as of each such time (it being understood that such representations and warranties shall related to the Registration Statement and Prospectus as amended and supplemented at and as of such time);

(b)	Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding any prospectus supplement relating solely to the offering of Shares pursuant to a Transaction Notice), the Company shall furnish or cause to be furnished to forthwith a certificate, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form satisfactory to , certifying as to the matters set forth in Exhibit B hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to Section 6(a)(i) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;

(c)

Each time that the Registration Statement or the Prospectus shall be amended or supplemented (including by the filing of any document incorporated by reference therein, but excluding any prospectus supplement or Current Report on Form 8-K relating solely to the offering of Shares pursuant to a Transaction Notice), the Company shall furnish or cause to be furnished forthwith to              and to counsel for              the written opinion of                             , or other counsel satisfactory to             , which may include the General Counsel or Assistant General Counsel of the Company, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance satisfactory to             , of the same tenor as the opinion referred to in Section 6(a)(ii) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to              shall furnish

             with a letter substantially to the effect that              may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance);

(d)	Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (including by the filing of any document incorporated by reference therein), the Company shall cause [insert name of independent public accountants of Company] promptly to furnish to a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, of the same tenor as the letter referred to in Section 6(a)(iv) hereof, but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; and

(e)	(i) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no order directed at any document incorporated by reference therein and no order preventing or suspending the use of any Prospectus will have been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company accepts a Transaction Notice.

8. Conditions of             ’s Obligation to Purchase Shares.             ’s obligation to, as the case may be, solicit purchases on an agency basis for, or purchase, the Shares pursuant to a Transaction Notice that has been accepted by the Company shall be subject to the satisfaction of the following conditions at the time of acceptance of the Transaction Notice, the time of the commencement of trading on the Exchange on the Purchase Date and at the time of closing on the Closing Date:

(a)	the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects;

(b)	the Company shall have performed and observed its covenants and other obligations hereunder in all material respects;

(c)	from the date of delivery of the Transaction Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended;

(d)	from the date of this Agreement, no event or condition of a type described in Section 4(w) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement and the Prospectus;

(e)	Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading);

(f)	the Shares to be issued pursuant to the Transaction Notice shall have been approved for listing on the Exchange, subject only to notice of issuance;

(g)	the Company shall have furnished evidence reasonably satisfactory to and its counsel that the Registration Statement remains effective; and

(h)	no amendment or supplement to the Registration Statement or Prospectus shall have been filed to which shall have objected in writing.

9. Termination by             . This Agreement and the obligations of              hereunder may be terminated, in the sole and absolute discretion of             , if at any time (i) any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development that is reasonably expected to cause a material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) there has since the date hereof occurred an outbreak or escalation of hostilities, any change in the financial markets or any other national or international calamity or crisis the effect of which, in the judgment of             , is material and adverse and makes it impracticable or inadvisable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) trading in any securities of the Company has been suspended by the Commission or by the Exchange or if trading generally on the Exchange has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such Exchange or the NASD or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of              has a Material Adverse Effect or will have a Material Adverse Effect, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of              has a material and adverse effect on the securities markets in the United States or (vii) a banking moratorium has been declared by federal or New York authorities.

If              elects to terminate this Agreement as provided in this Section 9,              shall promptly notify the Company of such termination by telephone, promptly confirmed by facsimile stating in reasonable detail the basis therefor. If a Transaction Notice is pending at the time of termination,              may declare such Transaction Notice void or may require the Company to complete the sale of Shares as specified in the Transaction Notice, at             ’s sole discretion (to the extent doing so is permitted under applicable law and regulation).

If the solicitation of purchases on an agency basis or purchase by              as principal of the Shares, as contemplated by this Agreement, is not carried out by              for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m) and 11 hereof) and              shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

             may terminate this Agreement for any reason upon giving 30 days’ prior notice to the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(j) and 11 hereof shall remain in full force and effect notwithstanding such termination.

10. Termination by Company. The Company may terminate this Agreement in its sole discretion upon 20 Exchange Business Days prior written notice to             .

11. Indemnity and Contribution.

(a)

The Company agrees to indemnify, defend and hold harmless             , its affiliates, directors and officers and any person who controls              within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons from and

against: (i) any and all loss, liability, claim, damage and expense whatsoever,              or any such person may incur, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (the term “Registration Statement” for purpose of this Section 11 being deemed to include the Registration Statement as amended by any post-effective amendment thereof by the Company), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (the term “Prospectus” for the purpose of this Section 11 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as it may be amended or supplemented by the Company) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) any and all loss, liability, claim, damage and expense whatsoever,              or such person may incur, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and (iii) any and all expense whatsoever,              or any such person may incur, (including, subject to Section 11(c) hereof, the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by              expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of             , or any person controlling             , if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendment or supplement thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) is provided to              but was not sent or given by or on behalf of              to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

(b)	Indemnification of the Company. agrees to indemnify, defend and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 11, the Company or any such person may incur, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)

Indemnification Procedures. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under Section 11(a) or (b) as applicable, except to the extent it shall have been materially prejudiced by such failure and in no event shall it relieve such indemnifying party from any liability which it may have otherwise than under Section 11(a) or (b) as applicable. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) counsel for the indemnified party concludes that the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such Proceeding and (y) does not include any statement as to or admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	Contribution. If the indemnification provided for in this Section 11 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and on the other from the sale to or through of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that in no case shall be responsible for any amount in excess of the total underwriting discounts and commission received by in connection with the sale of the Shares to or through . The relative benefits received by the Company on the one hand and on the other in connection with the sale of the Shares shall be deemed to be in the same proportion as the total commissions and underwriting discounts received by to the date of such liability bear to the total sales price from the sale of Shares to or through to the date of such liability. The relative fault of the Company on the one hand and of on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and              agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls              within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as             , and each director of the Company and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of 1933 Act, shall have the same rights to contribution as the Company.

(e)	Survival. The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of , its affiliates, directors or officers or any person (including each officer or director of such person) who controls within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, and the indemnity and contribution provisions contained in this Section 11 shall survive any termination of this Agreement or the issuance and delivery of the Shares.

12. Notices. All notices hereunder shall be in writing and delivered by hand, overnight courier, mail or facsimile, and if to             , shall be sufficient in all respects if delivered to [Name of Agent], [Address], with separate copies to the attention of the Syndicate Desk and                         , Facsimile No. (        )                 , and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at [Name of Company], [Address], Attn:                     , with a copy to                         , [Address], Attn:                     . Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company by facsimile at (        )                  and receipt confirmed by telephone at (        )                  and an acceptance of a Transaction Notice shall be delivered to              by facsimile at (        )                 , Attention:                      and                      and receipt confirmed by telephone to                      at (        )                  and, if he is unavailable, to                      at (        )                     .

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of              and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of              and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from             ) shall acquire or have any right under or by virtue of this Agreement.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon              and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and             ’s respective businesses and/or assets.

18. Miscellaneous.             , an indirect, wholly owned subsidiary of                             , is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of                         . Because              is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by              are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of                         , and are not otherwise an obligation or responsibility of a branch or agency of                         .

A lending affiliate of              may have lending relationships with issuers of securities underwritten or privately placed by             . To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by              will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of             .

             and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that              is acting as agent pursuant to this Agreement; provided that              acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by              and its affiliates to enter into any such transactions.

If the foregoing correctly sets forth the understanding among the Company and             , please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and             .

Very truly yours,

[insert name of the Company]

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

[Insert name of Agent]

By:
Name:
Title:

Schedule I

Subsidiaries of the Company

Exhibit A

[             Letterhead]

                    , 200

[Name of Company]

[Address]

Attention:

VIA FACSIMILE

TRANSACTION NOTICE

Dear                     :

This Notice sets forth the terms of the agreement of                      (“            ”) with                     , a [Delaware] corporation (the “Company”) relating the issuance of up to              shares of the Company’s common stock, par value $0.01 per share pursuant to the Distribution Agreement between the Company and             , dated             , 200_ (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Notice (an “Acceptance”), the Company shall have agreed with              to engage in the following transaction:

Type of Transaction:	[Agency or Principal Transaction]

Number of Shares to be Sold:	___________________________________

Minimum Price at which Shares may be Sold:	___________________________________

Date(s) on which Shares may be Sold:	___________________________________
(“Purchase Date”)

Discount/Commission:	___________________________________

Manner in which Shares are to be Sold:	[Specify “at-the-market” or other method]

Option to purchase additional Shares pursuant to Section 3(c) of Agreement:	[Applicable or Not Applicable]

The Transaction set forth in this Notice will not be binding on the Company or              unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor              will be bound by the terms of this Notice unless the Company delivers its Acceptance by              am/pm (New York time) on [the date hereof/                    , 200  ].

The Transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference.

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your Acceptance in the manner contemplated by the Agreement.

Very truly yours,

[Name of Agent]

By:
Name:
Title:

ACCEPTED as of the date first above written

[Name of Company]

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Notice and delivered in accordance with the Agreement]

Exhibit B

Officers’ Certificate

1.	The representations and warranties of the Company in the Distribution Agreement are true and correct in all material respects as of the date hereof as though made on and as of this date;

2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof;

3.	The Company’s Registration Statement (File No. ) under the Securities Act of 1933 has become effective; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission (the “Commission”); and all requests for additional information on the part of the Commission have been complied with; and

4.	Except as otherwise disclosed in writing to by the Company, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, or (ii) any transaction which is material to the Company or the Subsidiaries, planned or entered into by the Company or any of the Subsidiaries, or (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, or (iv) any material change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company (other than the Company’s regular quarterly cash dividends); and neither the Company nor the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.

Exhibit C

[Matters to be covered in Opinion of Company Counsel]

i.	The Company has been duly incorporated and is validly existing as a corporation in corporate good standing under the laws of the State of [Delaware] and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and to enter into this Agreement, to issue, sell and deliver the Shares and consummate the transactions contemplated in the Prospectus; [Good standing/corporate power and authority opinions may be required for certain significant subsidiaries]

ii.	The common stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus;

iii.	The Shares have been duly and validly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued and delivered against payment therefor as provided in the Distribution Agreement, will be duly and validly issued and fully paid and nonassessable;

iv.	To such counsel’s knowledge, the Company is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, prospects, properties, financial condition or results of operation of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”);

v.	To such counsel’s knowledge and other than as set forth in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency, which could prevent consummation of the transactions contemplated hereby or which are required to be described in the Registration Statement or the Prospectus but are not so described;

vi.	This Agreement has been duly authorized, executed and delivered by the Company;

vii.	The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or by-laws of the Company or, to such counsel’s knowledge, under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which any of them or their respective properties may be bound or affected and which have been filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed in the exhibit index to the Company’s most recent Annual Report on Form 10-K or are subsequently filed under the Exchange Act, or under any decree, judgment or order known to such counsel to be applicable to the Company or under any federal, state or local law, regulation or rule;

viii.	No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby except such as may be required by the Act and the applicable rules and regulations thereunder, the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by (as to which such counsel expresses no opinion) or under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) (as to which such counsel expresses no opinion);

ix.	The statements set forth in Item 15 of the Registration Statement, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters referred to therein in all material respects;

x.	The Company is not and, after giving effect to the offering and sale of the Shares, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

xi.	The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

xii.	The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

Such counsel shall also state that, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in paragraphs (ii) and (ix) above, nothing has come to their attention that has led them to believe (a) that, as of its effective date, the Registration Statement or, as of its date, any further amendment thereto made by the Company prior to the date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) that, as of its date, the Prospectus and documents incorporated by reference therein or any further amendment or supplement to the Prospectus (and documents incorporated by reference therein) made by the Company prior to the time and date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that, as of the date of delivery of such opinion, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the time and date of delivery of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

Exhibit D

Matters to be covered in Opinion of [Counsel for Agent]

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of .

2.	The Distribution Agreement has been duly authorized, executed and delivered by the Company.

3.	The Shares have been duly authorized and, upon delivery to against payment therefor in accordance with the terms of the Distribution Agreement, will be validly issued, fully paid and nonassessable, and the issuance of the Shares is not subject to preemptive rights.

In addition, we have participated in conferences with your representatives and with representatives of the Company, its counsel and its accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although (i) we have not independently verified the accuracy, completeness or fairness of such statements and (ii) with your consent, our inquiries with respect to the matters referred to in this paragraph have been limited in scope, because our review of the Company’s corporate records, documents and instruments has been limited to (A) the documents referred to in clauses (i) through (v) of the second paragraph of this letter, (B) the Company’s filings with the Commission that are incorporated by reference into the Registration Statement, (C) the exhibits to the Registration Statement and (D) the minutes of meetings of the Company’s Board of Directors held since                     , 200  . Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement or Prospectus).